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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2021, William J. Link, Ph.D., informed Glaukos Corporation (the “Company”) that he intends to retire from the Company’s Board of Directors (the “Board”) effective December 31, 2021. His retirement was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Dr. Link, a Class II director whose term of service expires at the Company’s annual meeting of shareholders in 2023, has served as the Chairman of the Company’s Board since 2001 and is a member of the Compensation, Nominating and Governance Committee (the “Compensation Committee”) of the Board. In connection with the retirement of Dr. Link, the Board reduced the size of the Board to eight directors effective December 31, 2021.

In connection with Dr. Link’s retirement from the Board, on December 16, 2021, the Board, upon the recommendation of the Compensation Committee, appointed Thomas W. Burns, the Company’s President and Chief Executive Officer and a director on the Board since 2002, to serve as the Chairman of the Board of the Company effective upon Dr. Link’s retirement on December 31, 2021. In addition, on December 16, 2021, upon the recommendation of the Compensation Committee, the independent members of the Board appointed Mark J. Foley, who has served as a member of the Board since 2014 and is the Chair of the Compensation Committee, as the Board’s Lead Independent Director effective December 31, 2021.

In connection with Mr. Foley’s appointment as Lead Independent Director, Mr. Foley will be entitled to receive an additional $30,000 retainer per year for serving as the Board’s Lead Independent Director, pursuant to an update to the Company’s compensation program for non-employee directors that was approved by the Board, upon the recommendation of the Compensation Committee, on December 16, 2021. In addition, following his retirement as a director of the Company, Dr. Link will serve as a strategic advisor to the Chairman of the Board for a transition period. During the period of this service, the vesting and exercisability of Dr. Link’s outstanding equity awards will continue.

Item 7.01. Regulation FD Disclosure.

On December 20, 2021, the Company issued a press release announcing the retirement of Dr. Link and the appointments of Mr. Burns and Mr. Foley as the Board’s Chair and Lead Independent Director, respectively. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Glaukos Corporation, dated December 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

Date: December 20, 2021